Exhibit 10.2

THIRD AMENDMENT TO

UNCOMMITTED CREDIT AGREEMENT

This THIRD AMENDMENT TO UNCOMMITTED CREDIT AGREEMENT (this “Third Amendment”) dated as of June 14, 2016 is among EMPIRE RESOURCES, INC., a Delaware corporation (the “Company”), the undersigned Banks and COÖPERATIEVE RABOBANK U.A (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”), NEW YORK BRANCH, as Agent (the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company, the Banks, the Syndication Agent, the Agent, the Issuing Bank and the Lead Arranger are parties to the Uncommitted Credit Agreement dated as of June 19, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company has requested certain amendments to the Credit Agreement and the Banks and the Agent are willing to agree to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.          Amendments.

The Credit Agreement is hereby amended, upon the occurrence of the Effective Date (as defined in Section 3 below), as follows:

(a)          Section 1.01 is amended as follows:

(i)          The definition of “Defaulting Bank” is amended by (x) deleting “or” at the end of clause (c)(v) therein and replacing it with “,” and (y) inserting the following immediately after clause (c)(vi) therein (before the “;”): “or (vii) become the subject of a Bail-In Action”.

(ii)         The definition of “Eligible Inventory” in Section 1.01 is amended as follows:

(A)         clause (e) is amended and restated in its entirety as follows:

“(e) in respect of such Inventory either (i) (A) one or more customers of the Company has contracted to purchase such Inventory at a predetermined fixed price under sales contracts entered into by the Company in the ordinary course of business and (B) upon such delivery an Eligible Receivable will arise or (ii) such Inventory is hedged by futures contracts (in a manner acceptable to the Required Banks) in a futures account maintained with a broker acceptable to the Agent, which futures account shall be subject to no rights of any third party other than the Agent and customary setoff rights of the applicable broker,”; and

(B)         the proviso (after clause (l)) is amended by deleting “65%” and replacing it with “75%”.

(iii)        The definition of “Monthly Date” is inserted in its proper alphabetical place as follows:

““Monthly Date” means the last Business Day of each month.”

(iv)        The definition of “Quarterly Date” is deleted.

(v)         The definition of "Revolving Credit Line Termination Date" is amended by deleting "June 18, 2016" and replacing it with "June 19, 2017".

(vi)        The definition of Revolving Loan Line Portion is amended and restated in its entirety as follows:

““Revolving Loan Line Portion” means, as to each Bank, the obligation of such Bank to consider requests to make Loans and to acquire a participation in Letters of Credit in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite such Bank’s name under the caption “Revolving Loan Line Portion” on Schedule A attached hereto and incorporated herein by reference (as the same may be reduced or increased from time to time in connection with a Declining Bank election pursuant to Section 2.12 hereof). As of June __, 2016, the aggregate amount of the Revolving Loan Line Portions is $50,000,000.”

(vii)       The following definitions are hereby inserted in their proper alphabetical places:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Sanctions” means any sanctions imposed or administered by or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, the French Republic or other relevant sanctions authority.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)          Section 2.03 is amended as follows:

(i)          clause (ii) of the first proviso in the first paragraph is amended by deleting “$35,000,000” and replacing it with “$20,000,000”; and

(ii)         clause (g) is amended and restated in its entirety as follows:

“(g) (i)         Letter of Credit Fees. The Company shall pay to the Agent for the pro rata account of the L/C Participants (other than Defaulting Banks) in accordance with their respective Revolving Loan Line Portion Percentages), the following fees:

(A)         Commercial Letters of Credit. For each commercial Letter of Credit, a letter of credit fee in an amount equal to 0.125% flat for each 90 day period or part thereof between the date of issuance and the expiration date thereof, on the face amount of such Letter of Credit, such letter of credit fee accrued through and including each Monthly Date to be due and payable no later than the date which is ten (10) Business Days after delivery by the Agent to the Company of a monthly invoice therefor;

(B)         Standby Letters of Credit. For each standby Letter of Credit, a letter of credit fee at a rate per annum equal to 1.75% on the average daily undrawn amount of such standby Letter of Credit during the period from the date of issuance through and including the date of drawing of the entire amount or expiration or termination thereof, such letter of credit fee accrued through and including each Monthly Date to be due and payable no later than the date which is ten (10) Business Days after delivery by the Agent to the Company of a monthly invoice therefor;

provided that such letter of credit commissions with respect to each Letter of Credit set forth in clauses (A) and (B) above shall be non-refundable and shall not be less than $500, and

(ii)         Letter of Credit Fronting Fees. The Company shall pay to each Issuing Bank a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the applicable Issuing Bank on the daily amount of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Loan Line Portions and the date on which there ceases to be any Letter of Credit Liabilities with respect to such Issuing Bank, such fronting fees accrued through and including each Monthly Date to be due and payable no later than the date which is ten (10) Business Days after delivery by the Agent to the Company of a monthly invoice therefor;

provided that all such fees (under clauses (i) and (ii) above) shall also be payable (to the extent accrued and not yet paid) on the date on which the Revolving Loan Line Portions terminate and any such fees accruing after the date on which the Revolving Loan Line Portions terminate shall be payable upon the expiration of the applicable Letter of Credit or, if earlier, the date on which the Revolving Loan Line Portions terminate.

In addition, the Company shall pay to the Agent for account of the applicable Issuing Bank, such Issuing Bank’s standard fees with respect to the amendment or negotiation of any Letter of Credit or processing of drawings thereunder. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand.”

(c)          Section 7.16 is amended and restated in its entirety as follows:

“7.16         OFAC/Money Laundering/Corruption Representations. No Obligor nor, to the knowledge of any Obligor, any of its employees, directors, officers or Affiliates is in violation of any Laws relating to Sanctions, bribery, corruption, terrorism or money laundering (collectively, “Anti-Terrorism Laws”), including regulations administered by the United States Treasury Department’s Office of Foreign Asset Control (“OFAC”) and the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. No Obligor nor, to the knowledge of any Obligor, any of its employees, directors, officers or Affiliates, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans or Letters of Credit, is any of the following (each such Person, a “Sanctioned Person”):

(a)          a Person or country that is listed in the annex to, or is otherwise subject in the prohibitions contained in, the Executive Order or the OFAC regulations, or that is subject to or the target of any Sanctions;

(b)          a Person owned or controlled by, or acting for or on the behalf of, any Person that is listed in the annex to, or is otherwise subject to the prohibitions contained in, the Executive Order or the OFAC regulations or other Anti-Terrorism Laws or similar Laws promulgated by the United Nations or Her Majesty’s Treasury;

(c)          a Person with which the Agent or any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)          a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or the OFAC regulations;

(e)          a Person that is (i) named on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC at its official website or any replacement website or other replacement official publication list or (ii) similarly designated in any comparable list published by the United Nations or any Governmental Authority of the European Union, the Netherlands, the United Kingdom or the French Republic; or

(f)          a Person located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan and Syria.

No Obligor nor any of its brokers or other agents acting in any capacity in connection with the Loans or Letters of Credit (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or the OFAC regulations, or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, (x) for any payments to any Sanctioned Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, (i) in order to obtain, retain or direct business or obtain any improper advantage, in violation of OFAC, Anti-Terrorism Laws, regulations of the European Union or the United States Foreign Corrupt Practices Act of 1977, as amended or (ii) which could result in the imposition of Sanctions against any Person (including any Bank) or (y) to fund any activities or business of or with any Person that, at the time of funding, is a Person described in any of clauses (a) - (f) above.”

(d)          Section 8.10 is amended by deleting “$42,500,000” and replacing it with “$37,500,000”.

(e)          New Section 11.20 is hereby inserted after Section 11.19 as follows:

“11.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Basic Document or in any other agreement, arrangement or understanding among any of the parties thereto, each of the Company and the Secured Parties acknowledges that any liability of any EEA Financial Institution arising under any Basic Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Basic Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(f)          Schedule A is amended and restated in its entirety as set forth on Annex I hereto.

(g)          Footnote 4 on Schedule 1 to Exhibit B is amended by deleting "65%" and replacing it with "75%".

(h)          Line (a) in Section 8 of Exhibit G is hereby deleted and replaced with the following:

"(a)          Base Amount                   $37,500,000".

SECTION 2.          Reallocation

(a)          On the date hereof, the Agent shall reallocate, if necessary, the Loans and other Loan Obligations of all Banks such that after giving effect thereto, each bank shall have Loans and other Loan Obligations in accordance with its Revolving Loan Line Portion Percentage (after giving effect to this Third Amendment). Each Bank hereby agrees that in connection with such reallocation it shall be deemed to have purchased and/or sold, as applicable, by assignment (without recourse) to or from such other Banks such amounts as necessary to effect the reallocation set forth above.

(b)          The Company hereby agrees that, in connection with the reallocation set forth in clause (a) above, the Company shall compensate each Bank for any loss, cost or expense attributable to such reallocation as required by Section 5.04 of the Credit Agreement.

SECTION 3.          Effectiveness of Amendment.

This Third Amendment shall become effective on the date (the “Effective Date”) on which the Agent shall have received:

(a)          this Third Amendment duly executed by each of the Company, the Agent and the Banks, and duly acknowledged by the Guarantor;

(b)          such corporate authorization documents and opinions of counsel as the Banks shall require; and

(c)          payment from the Company, in immediately available funds, of an amendment fee for the account of each Bank in the amount of 0.05% of the amount of such Bank's Revolving Loan Line Portion (after giving effect to this Third Amendment), an arranging fee for the sole account of the Agent in an amount as set forth in that certain Fee Letter dated May 11, 2016 executed by the Company and the Agent  and the reasonable fees of counsel to the Agent for which an invoice shall have been provided.

SECTION 4.          Effect of Amendment; Ratification; Representations; etc.

(a)          On and after the Effective Date, this Third Amendment shall be a part of the Credit Agreement, all references to the Credit Agreement in the Credit Agreement and the other Basic Documents shall be deemed to refer to the Credit Agreement as amended by this Third Amendment, and the term “this Agreement”, and the words “hereof”, “herein”, “hereunder” and words of similar import, as used in the Credit Agreement, shall mean the Credit Agreement as amended hereby.

(b)          Except as expressly set forth herein, this Third Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Credit Agreement and the Credit Agreement is hereby ratified, approved and confirmed in all respects and remains in full force and effect.

(c)          In order to induce the Agent and the Banks to enter into this Third Amendment, each Company represents and warrants to the Agent and the Banks that before and after giving effect to the execution and delivery of this Third Amendment:

(i)          the representations and warranties of such Company set forth in the Credit Agreement and in the other Basic Documents are true and correct in all material respects as if made on and as of the date hereof, except for those representations and warranties that by their terms were made as of a specified date which were true and correct on and as of such date; and

(ii)         no Default or Event of Default has occurred and is continuing.

(d)          This Third Amendment shall be a Basic Document.

SECTION 5.          Counterparts.

This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts (including by facsimile or email transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same agreement. A set of the copies of this Third Amendment signed by all the parties shall be lodged with the Company and the Agent.

SECTION 6.          Severability.

Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.          GOVERNING LAW.

THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.          WAIVERS OF JURY TRIAL.

EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS THIRD AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

EMPIRE RESOURCES, INC.

By:	/s/ Sandra Kahn
Name: Sandra Kahn
Title: Vice President

COÖPERATIEVE RABOBANK, U.A. (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”), NEW YORK BRANCH, as Agent and as a Bank

By:	/s/ Paul Moisselin
Name: Paul Moisselin
Title: Vice President

By:	/s/ Jan Hendrik de Graaff
Name: Jan Hendrik de Graaff
Title: Managing Director

BNP PARIBAS, as a Bank

By:	/s/ Bradley Dingwall
Name: Bradley Dingwall
Title: Director

By:	/s/ Deborah P. Whittle
Name: Deborah P. Whittle
Title: Director

SOCIÉTÉ GÉNÉRALE S.A., as a Bank

By:	/s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Managing Director

ACKNOWLEDGED AND AGREED:

EMPIRE RESOURCES PACIFIC, LTD.

By:	/s/ Sandra R. Kahn
Name: Sandra R. Kahn
Title: Vice President

Annex I to Third Amendment

to Uncommitted Credit Agreement

SCHEDULE A

TO

EMPIRE RESOURCES, INC.

CREDIT AGREEMENT

Revolving Loan Line Portions

Banks	Revolving Loan Line Portion	Revolving Loan Line Portion Percentage
Coöperatieve Rabobank U.A., New York Branch	$19,000,000	38.0000%
BNP Paribas	$17,250,000	34.5000%
Société Générale S.A.	$13,750,000	27.5000%
Total	$50,000,000	100.0000%